Exhibit 99.1

Actelis Networks Receives Significant Expansion Order from Major U.S. Carrier, Accelerating Legacy T1 Modernization Deployment

New orders demonstrate rapid expansion following initial deployment announcement in December 2025, with carrier’s network having hundreds of thousands more that may be upgraded

SUNNYVALE, Calif., January 29, 2026 – Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced it has received approximately $200,000 in new orders from the major U.S. telecommunications carrier operating across more than 20 states with whom it announced its first meaningful deployment in December 2025. This follow-on order represents Actelis’ third update in the first few weeks of 2026, following the completion of a strategic FAA deployment and a new order for infrastructure modernization with the City of Chino, California.

The rapid expansion demonstrates Actelis’ technology fit to the carrier’s needs as well as the growing urgency for large-scale T1-to-fiber infrastructure modernization. The new orders expand the deployment scope and leverage enhanced capabilities of the MetaLIGHT 650SV platform, including its ability to deliver both point-to-point and point-to-multipoint connectivity architectures as superior performance to competitive alternatives. This flexibility allows the solution to address diverse network topologies and significantly enhances the economic value proposition for large-scale carrier deployments.

To date, Actelis has supplied several hundred MetaLIGHT 650SV units to the carrier as part of the initial deployment and expansion phase. However, the carrier’s network infrastructure includes hundreds of thousands of additional points that are candidates for T1 convergence with a fiber network– representing a substantial multi-year deployment opportunity. The carrier has completed extensive labevaluation of the Actelis solution and deployed multiple First Office Applications (FOAs) across its footprint, with additional deployments underway.

“The momentum we’re seeing is what we anticipated when we described this engagement as establishing ‘a foundation for potential large-scale network modernization programs,’” said Tuvia Barlev, Chairman and CEO of Actelis Networks. “These follow-on orders demonstrate the carrier’s confidence in our solution. Having deployed several hundred units while the addressable opportunity spans hundreds of thousands of additional connections, is a promising growth trajectory we’re building towards. This is an expansion we envisioned, and we believe it positions Actelis for continued momentum as carriers across North America address their T1 modernization requirements.”

The continued momentum comes as the Federal Communications Commission (FCC) moves forward with proposals to accelerate copper-network retirements, creating additional urgency for carriers to implement cost-effective modernization solutions. Legacy TDM-based services remain widely deployed across the United States, and recent regulatory initiatives underscore the market imperative for efficient infrastructure transition solutions.

Barlev added, “In our shareholder letter issued earlier this month, I outlined our focus for 2026: execution and growth, converting initial wins into repeat business, and expanding deployments within approved customer footprints and I’m pleased to see the progress we are making so far..”

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “looking forward,” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com